CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 2005, appearing in the Annual Report on Form 10-K of UCN, Inc. and subsidiary for the year ended December 31, 2004

Deloitte & Touche LLP

Salt Lake City, Utah

March 24, 2005